UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Trans-Lux Corporation

(Name of Registrant As Specified In Its Charter)

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Trans-Lux Corporation

135 East 57th Street, 14th Floor

New York, New York 10022

Notice of Stockholder Action by Written Consent

We are not asking you for a proxy and you are requested not to send us a proxy.

To our Stockholders:

The attached Information Statement (the “Information Statement”) is being furnished on behalf of the board of directors (the “Board of Directors”) of Trans-Lux Corporation, a Delaware corporation (“Trans-Lux”, the “Corporation”, “Company”, “we” or “us,” as the context may require) to holders of record at the close of business on January 3, 2019 (the “Record Date”) of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”) and the Company’s issued and outstanding Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The Company’s Board of Directors and holders of the Company’s Common Stock and Series B Preferred with a majority of the Company’s voting power as of the Record Date have approved the following actions by written consent (the “Written Consent”):

1.  An amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), increasing the total number of authorized shares of the Corporation from (i) 10,500,000 shares (the “Existing Authorized Capital Stock”) of which (A) 10,000,000 shares are designated as Common Stock; and (B) 500,000 shares are designated as Preferred Stock (“Preferred Stock”) which may be issued in such series or classes, and with such rights, preferences and limitations, as the Board of Directors may determine in its sole discretion (and includes the Series B Preferred), to (ii) to 32,500,000 shares (the “Capital Increase Amendment”), of which (A) 30,000,000 shares shall be designated as Common Stock; and (B) 2,500,000 shares shall be designated as Preferred Stock, which Preferred Stock may be issued in such series or classes, and with such rights, preferences and limitations, as the Board of Directors shall determine in its sole discretion (inclusive of the Series A Preferred and the Series B Preferred).

2.  The Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock (the “Amended Series B Certificate”), to  (i) amend and restate the definition of “Conversion Price” as set forth in the Amended Series B Certificate to reduce the conversion price of the Series B Preferred to $2.00, (iii) increase the number of votes per share of Series B Preferred pursuant to Section 4 of the Amended Series B Certificate from 20 to 100 votes per share and (iii) update the notice address of the Corporation to 135 East 57th Street, 14th Floor, New York, New York 10022.

The Board of Directors believes that the Capital Increase Amendment is necessary and advisable in order to maintain the Company’s financing and capital raising ability.  In addition, the Capital Increase Amendment and the Amended Series B Certificate are necessary to facilitate certain transactions which would benefit the Corporation and are contemplated by the Corporation’s recently completed private placement transaction, as more fully described in the accompanying Information Statement.

2

The accompanying Information Statement is prepared and delivered to meet the notice requirements of Section 228(e) of the Delaware General Corporation Law (“DGCL”) as Notice of Action of the Stockholders by Written Consent, relating to stockholder action by written consent without a meeting and to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  These actions will not be effective until a date that is at least 20 days after the filing and mailing of the accompanying Information Statement. The accompanying Information Statement is being mailed on or about January 7, 2019, to holders of record of Common Stock and Series B Preferred as of the close of business on the Record Date. The Company had 3,652,813 shares of Common Stock issued and 3,624,973 shares of Common Stock outstanding on the Record Date and 16,512 shares of Series B Preferred outstanding as of the Record Date.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK AND SERIES B PREFERRED HAVE ALREADY APPROVED THE AMENDMENT OF OUR CHARTER RELATING TO THE CAPITAL INCREASE AMENDMENT AND THE AMENDED SERIES B CERTIFICATE BY WRITTEN CONSENT IN LIEU OF A MEETING.  SUCH WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENTS UNDER DELAWARE LAW AND NO ADDITIONAL VOTING WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This letter and the accompanying Information Statement, which describes in more detail the Capital Increase Amendment and the Amended Series B Certificate, are being furnished to our stockholders for informational purposes only.  The Company’s stockholders have no dissenters’ or appraisal rights under the DGCL in connection with the Capital Increase Amendment or the Amended Series B Certificate. Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

By Order of the board of directors,

/s/ Todd Dupee
Todd Dupee
Chief Accounting Officer

January 7, 2019

3

Trans-Lux Corporation

135 East 57th Street, 14th Floor

New York, New York 10022

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AND REGULATION 14C THEREUNDER

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

We are furnishing this Information Statement to the stockholders of Trans-Lux Corporation (the “Corporation”, “Company”, “we”, “us”, as the context may require) in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions that have been authorized by a majority of our issued and outstanding common stock, par value $0.001 per share (“Common Stock”) and our issued and outstanding Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”), as of the record date of January 3, 2019, (the “Record Date”), by written consent in lieu of a special meeting (the “Written Consent”). No action is requested or required on your part.

This Information Statement is being mailed on or about January 7, 2019 to holders of the Company’s Common Stock and Series B Preferred as of the Record Date.

NOTICE OF ACTION BY WRITTEN CONSENT

The following actions were approved by the written consent of a majority of holders of our Common Stock and Series B Preferred entitled to cast votes on all matters submitted to our stockholders for approval (the “Majority Stockholders”), of as more fully described in this Information Statement (the “Actions”):

1.  An amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), increasing the total number of authorized shares of the Corporation from (i) 10,500,000 shares (the “Existing Authorized Capital Stock”) of which (A) 10,000,000 shares are designated as Common Stock; and (B) 500,000 shares are designated as Preferred Stock (“Preferred Stock”) which may be issued in such series or classes, and with such rights, preferences and limitations, as the Board of Directors may determine in its sole discretion (and includes the Series B Preferred), to (ii) to 32,500,000 shares (the “Capital Increase Amendment”), of which (A) 30,000,000 shares shall be designated as Common Stock; and (B) 2,500,000 shares shall be designated as Preferred Stock, which Preferred Stock may be issued in such series or classes, and with such rights, preferences and limitations, as the Board of Directors shall determine in its sole discretion (inclusive of the Series A Preferred and the Series B Preferred).

2.  The Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock (the “Amended Series B Certificate”), to  (i) amend and restate the definition of “Conversion Price” as set forth in the Amended Series B Certificate to reduce the conversion price of the Series B Preferred to $2.00, (iii) increase the number of votes per share of Series B Preferred pursuant to Section 4 of the Amended Series B Certificate from 20 to 100 votes per share and (iii) update the notice address of the Corporation to 135 East 57th Street, 14th Floor, New York, New York 10022.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and the persons entitled to vote a majority of our outstanding shares of Common Stock and Series B Preferred. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Why am I receiving this Information Statement?

We are required under the Exchange Act and the DGCL to deliver a Notice of Written Action of our stockholders without a meeting and this Information Statement to our stockholders in order to inform them that our Board of Directors and the Majority Stockholders have approved the Capital Increase Amendment and the Amended Series B Certificate without a meeting of our stockholders.  You are receiving the Notice and this Information Statement because you were a stockholder of record on January 3, 2019, the “Record Date”.

Why did we not hold a meeting of stockholders?

Under the DGCL, our Charter and our Amended and Restated Bylaws, the changes to our Charter to be implemented by the Capital Increase Amendment and the Amended Series B Certificate may be approved by written consent of a majority of our stockholders without a meeting of our Common Stock and Series B Preferred holders. Our Board of Directors has already approved the Capital Increase Amendment and the Amended Series B Certificate and has obtained the written consent of holders of the Majority Stockholders. A meeting is therefore not necessary and represents a substantial and avoidable expense.

Who Is Entitled to Notice?

All holders of shares of our Common Stock and our Series B Preferred as of the close of business on the Record Date are entitled to notice of the Actions. As of the Record Date, there were 3,652,813 shares of Common Stock issued and 3,624,973 shares of Common Stock outstanding, each of which is entitled to one vote per share, and 16,512 shares of Series B Preferred outstanding, each of which is entitled to 20 votes per share.  Except with respect to certain specified actions, holders of Series B Preferred generally do not have a right to vote on any matter other than those prescribed by Delaware law and vote together with the holders of record of Common Stock on all matters submitted to holders of our Common Stock.

What Vote Was Required to Approve the Capital Increase Amendment and the Amended Series B Certificate?

                The approval of the Capital Increase Amendment without a meeting of stockholders required the vote of the holders of a majority of the outstanding shares of Common Stock, voting separately as a single class, as well as the affirmative vote of a majority of the voting power of the outstanding Common Stock and Series B Preferred, voting together as a single class.  The approval of the Amended Series B Certificate without a meeting of stockholders required the vote of the holders of a majority of the outstanding shares of Series B Preferred, voting separately as a single class, as well as the affirmative vote of a majority of the voting power of the outstanding Common Stock and Series B Preferred, voting together as a single class.  Each outstanding share of our Common Stock was entitled to one vote on each Action.  The holders of our Series B Preferred were entitled to 20 votes for each share of Series B Preferred when voting together with the Common Stock.  Because principal stockholders (including the holder of all of the issued and outstanding shares of Series B Preferred) entitled to cast a number of votes equal to a majority of our total voting stock approved the Actions, no action by the other stockholders is required to approve the Actions.

When will the Capital Increase Amendment and the Amended Series B Certificate become effective?

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 days after the first mailing or other delivery of this Information Statement.  After the foregoing 20-day period, we will file the Capital Increase Amendment and the Amended Series B Certificate with the Secretary of State of the State of Delaware, which filings will result in each of the Capital Increase Amendment and the Amended Series B Certificate becoming effective.   We recommend that you read this Information Statement in its entirety for a full description of the Actions approved by the Majority Stockholders.

How do the Actions affect my ownership interest?

The Capital Increase Amendment does not change the number of outstanding shares of Common Stock or otherwise modify the rights of the outstanding stockholders.  When issued, the additional shares of Common Stock authorized by the Capital Increase Amendment will have the same rights and privileges as our currently authorized, issued and outstanding shares of Common Stock.  Our Common Stock does not contain any pre-emptive rights and our Board of Directors will have the authority to authorize additional shares of Common Stock without requiring future approval from the holders of Common Stock, except as may be required by applicable law.  The issuance of additional shares of Common Stock in the future will dilute the equity ownership interest of our existing holders of Common Stock and, depending upon the price at which such shares of Common Stock are issued, the issuance of additional shares could be significantly dilutive to the existing Common Stock holders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of our outstanding shares of Common Stock.

In addition, our Board of Directors is authorized to adopt resolutions in its discretion, and without any further action or vote by our Common Stock holders, to issue shares of Preferred Stock in classes or series by filing a certificate pursuant to the DGCL to establish the number of shares included in any such class or series, and to designate and fix the preferences, limitations, and rights of the shares of each class or series of Preferred Stock and any qualifications, limitations or restrictions thereof; in each case subject to the limitations prescribed by the DGCL, our Charter and our Amended and Restated Bylaws.  If additional shares of Preferred Stock are issued, holders of those shares would be entitled to the number of votes, preferences and rights determined by the certificate of designation establishing such class or series, and such shares of Preferred Stock may have a priority over your shares of Common Stock and/or Series B Preferred with respect to the payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Company.

The Amended Series B Certificate without further action does not change the number of outstanding shares of Common Stock or Preferred Stock or otherwise modify the rights of the outstanding stockholders. However, the Amended Series B Certificate could result in the issuance of five times as many shares of Common Stock upon the conversion of the Series B Preferred, because the Amended Series B Certificate reduces from $10.00 to $2.00 the conversion price of the Series B Preferred into shares of Common Stock. In the event the Company consummates a currently contemplated rights offering for gross proceeds to the Company of at least $2,500,000 and at least 90% of the Series B Preferred is converted into Common Stock, the holder (“Unilumin”) of a warrant to purchase 5,670,103 shares of our Common Stock at an exercise price of $0.97 per share will be required to exercise the warrant, resulting in significant dilution of our current Common Stock holders and Unilumin becoming a holder of a majority of our Common Stock.

How many shares consented to the Actions?

Prior to the filing of the Notice and this Information Statement, our Board of Directors obtained the approval of the Capital Increase Amendment from holders of 2,207,761 shares of Common Stock representing approximately 60.9% of our issued and outstanding Common Stock and obtained the approval of the Amended Series B Certificate from holders of 15,110 shares of Series B Preferred, representing 91.5% of the issued and outstanding Series B Preferred. As a single class voting together 63.5% of the Common Stock and Series B Preferred (on an as converted basis) approved the Actions. Company executives, employees, affiliates and members of the Board of Directors own 82.3% of the shares of Common Stock and Series B Preferred that approved the Actions.

How do the Actions affect my voting interest?

The Capital Increase Amendment approved by the Majority Stockholders does not affect your voting interest in the Company.  The Amended Series B Certificate will increase from 20 to 100 the number of votes each share of Series B Preferred is entitled to vote on matters in which such stock is entitled to vote, and the Series B Preferred votes as a single class with the Common Stock, so the Series B Preferred will have greater influence over matters on which it is entitled to vote, thereby reducing the voting power of the Common Stock. In addition, the issuance of additional shares of Common Stock in the future would reduce the voting interest of current holders of Common Stock.

What are some of the risks associated with effecting the Capital Increase Amendment and the Amended Series B Certificate?

Each of the Capital Increase Amendment and the Amended Series B Certificate could have an anti-takeover effect because additional shares of Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions (including the conversion of the Series B Preferred for more shares of Common Stock than currently would be issuable upon conversion), which could make it more difficult to effect a change in control or takeover of the Company. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Actions to amend our Charter are not being taken with the intent that it be utilized as a type of anti-takeover device.  However, in the event the Company consummates a currently contemplated rights offering for gross proceeds to the Company of at least $2,500,000 and at least 90% of the Series B Preferred is converted into Common Stock, Unilumin will be required to exercise its warrant to purchase 5,670,103 shares of our Common Stock at an exercise price of $0.97 per share, resulting in significant dilution of our current Common Stock holders and Unilumin becoming a holder of a majority of our Common Stock.

To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the equity ownership interest of our existing holders of Common Stock and, depending upon the price at which such shares of Common Stock are issued, could be significantly dilutive to the existing Common Stock holders.  Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of our outstanding shares of Common Stock.

Is it necessary for me to do anything to approve the actions?

No. No other votes are necessary or required. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective and we will not file each of the Capital Increase Amendment and the Amended Series B Certificate with the Secretary of State for the State of Delaware until 20 days after the date the Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to our stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on January 27, 2019.

Am I entitled to dissenter’s rights?

No. The DGCL does not provide for dissenter’s rights for the Capital Increase Amendment or the Amended Series B Certificate.

Who is paying the cost of this Information Statement and the implementation of the actions?

We will pay all of the costs relating to the Capital Increase Amendment and the Amended Series B Certificate, including distributing this Information Statement.  We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock and Series B Preferred.  We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Amendment.

ACTIONS TO BE TAKEN

With respect to each action described in this Information Statement, the Board of Directors reserves the right, notwithstanding that the Majority Stockholders have approved each action, to elect not to proceed with one or more actions if the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate any one or more of the actions.

Background

                On November 2, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Unilumin North America Inc., pursuant to which Unilumin purchased 1,315,789 shares of our Common Stock, for a purchase price of $1,500,000 (the “Unilumin Investment”), or a per share purchase price of $1.14.  In connection with the SPA, the Company issued a warrant (the “Unilumin Warrant”) to purchase 5,670,103 shares of Common Stock to Unilumin at an exercise price of $0.97 per share.  The exercise price of the Unilumin Warrant is automatically adjusted to $0.75 per share if the Company is unable to complete a rights offering for gross proceeds of at least $2,500,000 by June 1, 2019 (the “Rights Offering”).  The Rights Offering is anticipated to be consummated after the distribution of this Information Statement.

                The Unilumin Warrant is exercisable until November 2, 2020, provided that it is mandatorily exercisable upon completion of the Rights Offering if in excess of 90% of the Company’s currently issued and outstanding Series B Preferred converts into Common Stock.  In connection with any such Series B Preferred conversion, Unilumin acknowledged that the conversion price of the Series B Preferred may be decreased, subject to stockholder approval, which was obtained.  If all or a significant portion of the Unilumin Warrant is exercised, Unilumin would own in excess of fifty percent of the Company’s outstanding Common Stock on a fully diluted basis, even if the Rights Offering is completed.  The Company currently has sufficient authorized capital for the exercise of the Unilumin Warrant.

                The Capital Increase Amendment is intended to provide the Company with enough authorized Common Stock to accommodate the Rights Offering and the conversion of the Series B Preferred once the Capital Increase Amendment and the Amended Series B Certificate are effective.  The Amended Series B Certificate is intended to incentivize the Series B Preferred holders to convert their Series B Preferred for Common Stock, thereby helping to facilitate the conditions necessary to require Unilumin to exercise the Unilumin Warrant upon the consummation of the Rights Offering. The Company needs the proceeds of both the exercise of the Unilumin Warrant and the Rights Offering to continue as a going concern.

Description of Securities

General

The Company is currently authorized to issue 10,000,000 shares of Common Stock having a par value of $0.001 per share, of which 3,652,813 are issued and 3,624,973 are outstanding, and 500,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 416,500 shares are designated as “Series A Convertible Preferred Stock” (none of which were issued and outstanding as of January 7, 2019), and 51,000 shares are designated as “Series B Convertible Preferred Stock,” of which 16,512 were issued and outstanding as of January 7, 2019.  As described herein, the Company is in the process of seeking to amend the Charter to increase its authorized capital stock to 30,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock.

Common Stock

Voting

The shares of Common Stock are entitled to one vote per share on all matters submitted to stockholders. Holders of Common Stock do not have preemptive rights or cumulative voting rights.

Dividends and Other Distributions

Dividends on the Common Stock will be paid if and when declared. Dividends may be paid in cash, in property or in shares of Common Stock, unless otherwise provided by applicable law. The Company does not currently pay cash dividends on its Common Stock and payment of such dividends is not contemplated in the foreseeable future.

Other Distributions

The holders of Common Stock are entitled to receive the same consideration per share in the event of any liquidation, dissolution or winding-up of the Company.

Mergers and Acquisitions

The holders of Common Stock are entitled to receive the same per share consideration, if any, received in a merger or consolidation of the Company (whether or not the Company is the surviving corporation).

Series A Convertible Preferred Stock

The Company has designated 416,500 shares of Preferred Stock as “Series A Convertible Preferred Stock” (“Series A Preferred”), which has a par value of $1.00 per share and a stated value of $20.00 per share.  The complete terms of the Series A Preferred are contained in the Charter, which is incorporated herein by reference.  No shares of Series A Preferred were issued and outstanding as of January 7, 2019, and the Company no longer has the ability to issue Series A Preferred.

Series B Convertible Preferred Stock

The Company has designated 51,000 shares of Preferred Stock as “Series B Convertible Preferred Stock” (which is referred to herein as the Series B Preferred) with the material terms summarized below.  The complete terms are contained in the Certificate of Designations of the Series B Preferred, which was filed as an exhibit to the Company’s Current Report filed on Form 8-K dated October 14, 2015.  16,512 shares of Series B Preferred were issued and outstanding as of January 7, 2019.

Ranking

With respect to the payment of dividends and distribution of amounts of the Company’s net assets upon a dissolution, liquidation or winding up of the Company, the Series B Preferred ranks senior to the Common Stock and any other class or series of the Company’s stock over which the Series B Preferred has preference or priority in the payment of dividends or in the distribution of assets on liquidation, as the case may be, to which is referred to herein as “Junior Stock”, equally with any other class or series of Company stock that ranks on a par with the Series B Preferred in the payment of dividends or in the distribution of assets on liquidation, as the case may be, which is referred to herein as “Parity Stock,” and junior, in all matters expressly provided, to any class or series of Preferred Stock specifically ranking by its terms senior to the Series B Preferred in the payment of dividends or in the distribution of assets on liquidation, as the case may be, which is referred to herein as “Senior Stock”. The Company currently does not have any Senior Stock or Parity Stock.  Among other things, no dividends or other distributions may be made in respect of shares of Junior Stock, other than dividends payable solely in Common Stock with respect to which an adjustment to the Series B Preferred conversion price is made (as described below), unless and until all accrued and unpaid dividends on the Series B Preferred (including any semi-annual dividend for the then-current period, as described below) have been paid or provided for and an equivalent dividend has been paid in respect of each share of Series B Preferred on an as converted to Common Stock basis.

Dividends

Subject to the prior payment in full of any dividends to which any Senior Stock is entitled by its terms, the holders of the Series B Preferred will be entitled to receive, out of funds legally available therefor, semi-annual dividends payable, at the Company’s election, in cash, shares of Common Stock, or a combination thereof.  Such dividends are cumulative and non-compounding and accrue on a daily basis from the date of issuance of the Series B Preferred at an annual rate equal to 6.0% of the stated value per share of $200.00 (subject to adjustment).  If the Company elects to pay this dividend in shares of Common Stock, such shares will be valued at an amount equal to the volume-weighted 30-day average trading price of the Common Stock on its principal trading market.

Liquidation Preference

Upon any liquidation, dissolution or winding up (a “Liquidation”), after the satisfaction in full of the debts of the Company and the payment of any priority liquidation preference owed to the holders of shares of Senior Stock, the holders of Series B Preferred are entitled to receive out of the assets of the Company an amount equal to the dividends accrued and unpaid thereon, whether or not declared, without interest, plus a sum in cash or property at its fair market value as determined by the Company’s Board of Directors equal to the greater of (a) the stated value per share of the Series B Preferred and (b) such amount per share as would have been payable had all shares of Series B Preferred been converted into Common Stock immediately before the Liquidation, before any payment may be made or assets distributed to the holders of Junior Stock. For this purpose a “Liquidation” does not include any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company, any sale or transfer of assets of the Company or any exchange of securities of the Company.

Voting

Except as otherwise expressly required by law, holders of shares of Series B Preferred are entitled to vote, together with the holders of the Common Stock and not as a separate class, on all matters submitted to holders of our Common Stock.  Holders of shares of Series B Preferred are currently entitled to 20 votes for each share of Series B Preferred owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

Conversion

Optional Conversion by Holder.  Each share of Series B Preferred is convertible at the election of the holder into shares of Common Stock by dividing the Stated Value per share by a conversion price of $10.00.  Currently, the Series B Preferred is convertible into 330,240 shares of Common Stock. The Company has received stockholder approval by written consent to an amendment of the Certificate of Designations to lower the conversion price of the Series B Preferred from $10.00 to $2.00, and this amendment will become effective following the distribution of this Information Statement to the non-consenting stockholders in accordance with Schedule 14C of the Exchange Act. Once this amendment is implemented, the number of shares issuable upon conversion of the Series B Preferred will increase to 1,651,200 shares.

Mandatory Conversion by the Company.  At any time after the third anniversary of the initial issue date of the Series B Preferred, the Company will has the right, in its sole discretion, to cause all (but not less than all) outstanding shares of Series B Preferred to be automatically converted into shares of Common Stock.

Conversion Price Adjustment.  The conversion price and, therefore, the conversion rate, will be adjusted to reflect any dividend or distribution in shares of Common Stock made on any other class or series of the Company’s capital stock (other than on shares of Series B Preferred) or any subdivision, combination or reclassification of the outstanding shares of Common Stock (including through a merger of the Company with another entity) so that each holder of shares of Series B Preferred thereafter surrendered for conversion will be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive immediately after such action had such shares of Series B Preferred been converted immediately before such action.

Warrants

BFI Warrants

On April 23, 2015, in connection with the Company’s entry into a credit agreement with BFI Capital Fund II, LLC (“BFI”), the Company issued to BFI a warrant to purchase 10,000 shares of Common Stock at an exercise price of $12.00 per share.  This warrant expires on April 23, 2020.

SM Investors Warrants

In connection with a Subordinated Secured Promissory Note with SM Investors, L.P. (“SMI”), the Company issued SMI a three-year warrant to purchase 82,500 shares of Common Stock at an exercise price of $0.01 per share.  The Company utilized the Black-Scholes method to calculate the fair value of this warrant at the time of issuance, which was $95,000, and is being treated as a debt discount amortized over the two-year term of the loan.

In connection with a Subordinated Secured Promissory Note with SM Investors II, L.P. (“SMII”), the Company issued SMII a three-year warrant to purchase 167,500 shares of Common Stock at an exercise price of $0.01 per share.  The Company utilized the Black-Scholes method to calculate the fair value of this warrant at the time of issuance, which was $192,000, and is being treated as a debt discount amortized over the two-year term of the loan.

Unilumin Warrants

On November 2, 2018, in connection with the Unilumin Investment, the Company issued to Unilumin a warrant to purchase 5,670,103 shares of Common Stock at an exercise price of $0.97 per share.  The exercise price of the Unilumin Warrant is automatically adjusted to $0.75 per share if the Company is unable to complete the Rights Offering.  The Unilumin Warrant is exercisable until November 2, 2020, provided that it is mandatorily exercisable upon completion of the Rights Offering and if in excess of 90% of the Company’s issued and outstanding Series B Preferred converts into Common Stock.  If all or a significant portion of the Unilumin Warrant is exercised, Unilumin would own in excess of fifty percent of the Company’s outstanding Common Stock on a fully diluted basis, even if the Rights Offering is completed.

Anti-Takeover Effects of Our Certificate of Incorporation

The Company’s Charter contains certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company’s Common Stock, thus making it less likely that a stockholder will receive a premium on any sale of shares. The Company’s Board of Directors is divided into three classes, each of which serves for a staggered three-year term, making it more difficult for a third party to gain control of the Board of Directors. The Charter also contains a provision that requires a four-fifths vote on any merger, consolidation or sale of assets with or to an “Interested Person” or “Acquiring Person.”

Additionally, the Company is authorized to issue 500,000 shares of Preferred Stock, of which 416,500 shares are designated as Series A Convertible Preferred Stock (none of which were issued and outstanding as of January 7, 2019), and 51,000 shares are designated as Series B Preferred, of which 16,512 were issued and outstanding as of January 7, 2019. The Preferred Stock may contain such rights, preferences, privileges and restrictions as may be fixed by the Board of Directors, which may adversely affect the voting power or other rights of the holders of Common Stock or delay, defer or prevent a change in control of the Company, or discourage bids for the Common Stock at a premium over its market price or otherwise adversely affect the market price of the Common Stock.

1.  AMENDMENT TO OUR CHARTER

TO INCREASE OUR AUTHORIZED CAPITAL STOCK

General

The Company’s Board of Directors and the Majority Stockholders have approved the action to authorize the Board of Directors to amend our Charter to increase the total number of authorized shares of the Company’s capital stock from (i) 10,500,000 shares, of which (A) 10,000,000 shares are designated as Common Stock; and (B) 500,000 shares are designated as Preferred Stock, which Preferred Stock may be issued in such series or classes, and with such rights, preferences and limitations, as the Board of Directors may determine in its sole discretion (and includes the Series B Preferred), to (ii) to 32,500,000 shares), of which (A) 30,000,000 shares shall be designated as Common Stock; and (B) 2,500,000 shares shall be designated as Preferred Stock, which Preferred Stock may be issued in such series or classes, and with such rights, preferences and limitations, as the Board of Directors shall determine in its sole discretion (inclusive of the Series A Preferred and the Series B Preferred).  The approval of the Capital Increase Amendment without a meeting of stockholders required the vote of the holders of a majority of the outstanding shares of Common Stock, voting separately as a single class, as well as the affirmative vote of a majority of the voting power of the outstanding Common Stock and Series B Preferred, voting together as a single class.

The Company is currently authorized to issue 10,000,000 shares of Common Stock having a par value of $0.001 per share, of which 3,652,813 are issued and 3,624,973 are outstanding, and 500,000 shares of Preferred Stock, of which 416,500 shares are designated as “Series A Convertible Preferred Stock” (none of which were issued and outstanding as of January 7, 2019), and 51,000 shares are designated as “Series B Convertible Preferred Stock,” of which 16,512 were issued and outstanding as of January 7, 2019.  Upon the filing of the Capital Increase Amendment, the Company will be authorized to issue a total of 30,000,000 shares of Common Stock, and will  be authorized to issue a total of 2,500,000 shares of Preferred Stock in such series or classes, and with such rights, preferences and limitations, as the Board of Directors shall determine in its sole discretion (inclusive of the Series A Preferred and the Series B Preferred).

Commitments to Issue Common Stock

Except as discussed herein, we do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of Common Stock or Preferred Stock.   Under Delaware law, stockholders have no appraisal or dissenters’ rights in connection with the Capital Increase Amendment.

Purpose and Effects of Increasing the Number of Our Authorized Shares of Common Stock and Preferred Stock

The relative rights and limitations of the shares of Common Stock and Preferred Stock would remain unchanged by the Capital Increase Amendment. The Capital Increase Amendment will allow for the consummation of the Rights Offering and the conversion of the Series B Preferred, including following effectiveness of the Amended Series B Certificate. In addition, the Board of Directors believes that an increase of our authorized Common Stock and Preferred Stock will enhance our ability to finance the development and operation of our business, as well as general corporate purposes, including financing activities, without the requirement of further action by our stockholders.  Potential uses of the additional authorized shares of Common Stock and Preferred Stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of Common Stock and Preferred Stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking stockholder approval. The Company is at all times investigating additional sources of financing which the Company’s Board of Directors believes will be in its best interests and in the best interests of its stockholders.

Except as described herein, management has neither entered into any arrangements by which it would raise additional capital through an equity or convertible debt issuance that would result in us committing to issue or reserve shares of Common Stock or Preferred Stock or that would cause the Company to exceed its current authorized share capital, nor has it entered into any discussions to use shares of Common Stock to acquire assets of, merge with or otherwise exchange securities with another entity. The Common Stock and Preferred Stock have no preemptive rights to purchase additional shares. The Capital Increase Amendment will not will not have any immediate effect on the rights of the Company’s existing stockholders or, by itself, cause any changes in the Company’s capital accounts. However, the Company’s Board of Directors will have the authority to issue authorized Common Stock and Preferred Stock from time to time without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations, which the Company’s Board of Directors and management believes will place the Company in a better position to raise additional capital on a timely basis, or to effect other transactions, if and to the extent deemed necessary or appropriate. To the extent that additional authorized shares of Common Stock and/or Preferred Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the Company’s existing stockholders.

As of the date of this Information Statement, the Company had outstanding 3,624,973 shares of Common Stock outstanding and 16,512 shares of Series B Preferred, with 330,240 shares of Common Stock underlying the Series B Preferred. The number of shares of Common Stock outstanding immediately as of the date of this Information Statement excludes 800 shares of Common Stock reserved for issuance under the Company’s Non-Employee Director Stock Option Plan, 5,670,103 shares of Common Stock underlying the Unilumin Warrant and 260,000 shares of Common Stock underlying other outstanding warrants of the Company which were not issued in connection with the Unilumin Investment. Upon the effectiveness of the Actions and the Capital Increase Amendment and the Amended Series B Certificate, the conversion price of the Series B Preferred will be reduced from $10.00 to $2.00, which will result in the number of shares of Common Stock underlying the Series B Preferred to increase to 1,651,200 shares.

Accordingly, the Capital Increase Amendment is being effected to (1) enable us to satisfy our obligations to issue shares of Common Stock in connection with the Rights Offering,  the conversion of the Series B Preferred and upon exercise of other outstanding warrants to purchase shares of Common Stock; and (2) authorize additional shares of Common Stock and Preferred Stock for issuance in connection with future financing activities, acquisitions or other corporate purposes, without the requirement of further action by the holders of our Common Stock or Preferred Stock.  Our Board of Directors has considered potential uses of the additional authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements, as consideration in connection with an acquisition or other strategic transaction or for other general corporate purposes. Increasing the authorized number of shares of the Common Stock and Preferred Stock will allow the Company to issue additional shares of Common Stock and/or Preferred Stock in most cases without the expense or delay of seeking further approval from the holders of Common Stock and/or Preferred Stock and will facilitate the Company’s ability to raise capital when and as the Board of Directors determines that it is in the Company’s best interests and in the best interests of the stockholders of the Company.

2.  THE AMENDED SERIES B CERTIFICATE

The Amended Series B Certificate (i) amends and restates the definition of “Conversion Price” as set forth in the Amended Series B Certificate to reduce the conversion price of the Series B Preferred to $2.00, (iii) increases the number of votes per share of Series B Preferred pursuant to Section 4 of the Amended Series B Certificate from 20 to 100 votes per share and (iii) updates the notice address of the Corporation to 135 East 57th Street, 14th Floor, New York, New York 10022.

The approval of the Amended Series B Certificate is necessary in order to incentivize holders of the Series B Preferred to convert such stock to Common Stock in order to facilitate the mandatory exercise of the Unilumin Warrant. The approval of the Amended Series B Certificate will also facilitate ongoing financing transactions and allow for future financing transactions essential to the Company.

The Majority Stockholders have approved the Amended Series B Certificate, attached hereto as Appendix B. The approval of the Amended Series B Certificate without a meeting of stockholders required the vote of the holders of a majority of the outstanding shares of Series B Preferred, voting separately as a single class, as well as the affirmative vote of a majority of the voting power of the outstanding Common Stock and Series B Preferred, voting together as a single class.  Each outstanding share of our Common Stock was entitled to one vote on each Action.  The holders of our Series B Preferred were entitled to 20 votes for each share of Series B Preferred when voting together with the Common Stock.

Interest of Certain Persons In Favor of or Opposition to Matters Acted Upon

Two of the Company’s directors, Nicholas J. Fazio and Yang Liu, are affiliates of Unilumin and were appointed to the Company’s Board of Directors in connection with the Unilumin Investment. While Messrs. Liu and Fazio disclaim any interest in the shares of the Company held by Unilumin, as affiliates of Unilumin, Messrs. Liu and Fazio may be able to exercise control over the shares of the Company held by Unilumin.

Except as indicated above and under the heading “Security Ownership of Certain Beneficial Owners and Management” relating to warrants or shares of Series B Preferred that currently may be held by them, none of our directors or executive officers has any substantial interest resulting from the increase in the Capital Increase Amendment or the adoption of the Amended Series B Certificate that is not shared by all other stockholders on a pro rata basis, and in accordance with their respective interests.

Procedure to Effect the Capital Increase Amendment and Amended Series B Certificate

In order to effect the Capital Increase Amendment and Amended Series B Certificate, we will file the Capital Increase Amendment and Amended Series B Certificate with the Secretary of State of Delaware of to amend our existing Charter and Certificate of Designations for the Series B Preferred, respectively. The Capital Increase Amendment and Amended Series B Certificate will each become effective upon filing with the Delaware Secretary of State, which is referred to below as the “effective time.” We intend to file the Capital Increase Amendment and Amended Series B Certificate as soon as practicable, but not less than twenty (20) calendar days after the definitive Information Statement relating to the Written Consent is first mailed to our stockholders.

A copy of the form of the Capital Increase Amendment is attached to this Information Statement as Appendix A .  A copy of the Amended Series B Certificate is attached to this Information Statement as Appendix B .

Both the Capital Increase Amendment and Amended Series B Certificate have received the unanimous approval of our Board of Directors and have also been approved by the Majority Stockholders. The text of each form of the Capital Increase Amendment and Amended Series B Certificate is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board of Directors deems necessarily and advisable to effect the changes contemplated by each amendment document, including the insertion of the effective time determined by the Board of Directors. As soon as practicable after the effective time, stockholders will be notified that the Capital Increase Amendment and the Amended Series B Certificate has been effected through the filing of a Current Report on Form 8-K with the SEC.

Possible Anti-Takeover Effects of the Proposed Actions

The Capital Increase Amendment and the Amended Series B Certificate and the subsequent issuance of additional shares of Common Stock in connection therewith could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders.  Authorized and unissued shares of Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions (including the conversion of the Series B Preferred for more shares of Common Stock than currently would be issuable upon conversion), which could make it more difficult to effect a change in control or takeover of the Company. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. Our Board of Directors acknowledges that the issuance of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management.  Because the authorization of “blank check” Preferred Stock could be used by our Board of Directors for the adoption of a stockholder rights plan or “poison pill,” the Preferred Stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of Common Stock.  While the Capital Increase Amendment and Amended Series B Certificate may have anti-takeover ramifications, our Board of Directors believes that the reasons for such amendments as set forth above outweigh any disadvantages. To the extent that such amendments may have anti-takeover effects, such amendments may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves our stockholders’ interests. Neither the Capital Increase Amendment nor the Amended Series B Certificate is to be effected in response to, nor is either being presented to deter, any effort to obtain control of us. However, in the event the Company consummates the Rights Offering for gross proceeds to the Company of at least $2,500,000 and at least 90% of the Series B Preferred is converted into Common Stock, Unilumin will be required to exercise its warrant to purchase 5,670,103 shares of our Common Stock at an exercise price of $0.97 per share, resulting in significant dilution of our current Common Stock holders and Unilumin becoming a holder of a majority of our Common Stock. The Company currently has sufficient authorized capital for the exercise of the Unilumin Warrant.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF

EXECUTIVE OFFICERS, DIRECTORS AND 5% STOCKHOLDERS

The following table presents information known to us about the beneficial ownership of Common Stock as of the Record Date by: (1) each of our current directors; (2) each of our executive officers and directors; (3) all of our current executive officers and directors as a group; and (4) each person who is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Except as otherwise indicated, the address for each beneficial owner is c/o Trans-Lux Corporation, 135 East 57th Street, 14th Floor, New York, NY 10022.  The applicable percentage ownership of Common Stock is based on 3,624,973 shares of Common Stock issued and outstanding along with 16,512 shares of Series B Preferred convertible into 330,240 shares of Common Stock as of the Record Date, plus, on an individual basis, the right of that individual to obtain Common Stock upon exercise of stock options or warrants or the conversion of Series B Preferred within 60 days of the Record Date.  Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the following table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them.

	Number of Shares Beneficially Owned		Percent Of Class (%)
Name, Status and Mailing Address
5% Stockholders:
Gabelli Funds, LLC	855,047	(1)	21.8
GAMCO Asset Management Inc. Teton Advisors, Inc. One Corporate Center
Rye, NY 10580-1434

Transtech LED Company Limited	333,333	(2)	9.2
Unit 27, 13/F Shing Yip Industrial Building
19-21 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Unilumin North America Inc.	6,985,892	(3)	75.2
c/o Unilumin LED Technology FL LLC
254 West 31st Street
New York, NY 10001

Non-Employee Directors:
Marco Elser	241,189	(4)	6.7
Nicholas Fazio	-	(5)	*
Alan K. Greene	45,311	(6)	1.2
Yang Liu	-	(5)	*
George W. Schiele	88,210	(7)	2.4
Yaozhong Shi	335,333	(8)	9.3
Salvatore J. Zizza	62,500	(9)	1.7

Named Executive Officers:
Alberto Shaio	95,311	(6)	2.6
Alexandro Gomez	25,000		*
Todd Dupee	20,000		*
All directors and executive officers as a group	912,854	(10)	25.1

*Represents less than 1% of total number of outstanding shares.

(1)    Based on Schedule 13D, as amended, dated November 9, 2018 by Mario J. Gabelli, Gabelli Funds, LLC, Teton Advisors, Inc., Gamco Investors, Inc., GGCP, Inc., and Gamco Asset Management Inc., which companies are parent holding companies and/or registered investment advisers.  All securities are held as agent for the account of various investment company fund accounts managed by such reporting person.  Except under certain conditions, Gabelli Funds, LLC has beneficial ownership of such shares.  Based on such Schedule 13D amendment, Gabelli Funds, LLC beneficially owns 113,500 shares of Common Stock, GAMCO Asset Management Inc. beneficially owns 27,555 shares of Common Stock and Teton Advisors, Inc. beneficially owns 411,792 shares of Common Stock.  The share amount reflected in the table includes 294,940 shares of Common Stock beneficially owned by Gabelli Funds, LLC issuable upon conversion of 14,747 shares of Series B Preferred and 7,260 shares of Common Stock beneficially owned by Teton Advisors, Inc. issuable upon conversion of 363 shares of Series B Preferred.  The Series B Preferred is convertible into Common Stock at any time.

(2)    Based on a Schedule 13D filed November 13, 2015.  Mr. Shi, a director of the Corporation, is a director of Transtech.

(3)    The amount includes 5,670,103 shares of Common Stock issuable upon the exercise of a warrant issued to Unilumin on November 2, 2018 as part of the Unilumin Investment.

(4)    The amount includes 190,244 shares of Common Stock owned by Carlisle, Elser & Co. and Advicorp plc, of which Mr. Elser exercises voting and dispositive power as investment manager.

(5)    Messrs. Liu and Fazio disclaim any interest in the shares held by Unilumin North America Inc. and as set forth in footnote 3 above.

(6)     The amount includes 5,040 shares of Common Stock issuable upon conversion of 252 shares of Series B Preferred.

(7)    The amount includes 5,000 shares of Common Stock issuable upon conversion of 250 shares of Series B Preferred.

(8)    Based on a Schedule 13D filed November 13, 2015.  The amount includes 333,333 shares of Common Stock owned by Transtech.  Mr. Shi is a director of Transtech.

(9)    Mr. Zizza disclaims any interest in the shares set forth in footnote 1 above.

(10)   The amount includes 15,080 shares of Common Stock, as set forth in footnotes above, which members of the group have the right to acquire upon conversion of Series B Preferred or exercise of vested warrants.

Upon the consummation of the Rights Offering, assuming that all of the rights offered thereby are exercised for 2,500,000 shares of Common Stock, all of the Company’s outstanding warrants are exercised and all Series B Preferred is converted for Common Stock, then Unilumin North America Inc. will own 51.0% of the Company’s Common Stock.  In addition, Gabelli Funds, LLC and its affiliated entities will own a significant percentage of the Company’s Common Stock.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

Two of the Company’s directors, Nicholas J. Fazio and Yang Liu, are affiliates of Unilumin and were appointed to the Company’s Board of Directors in connection with the Unilumin Investment. While Messrs. Liu and Fazio disclaim any interest in the shares of the Company held by Unilumin, as affiliates of Unilumin, Messrs. Liu and Fazio may be able to exercise control over the shares of the Company held by Unilumin.

Except as indicated above and under the heading “Security Ownership of Certain Beneficial Owners and Management” relating to warrants or shares of Series B Preferred that currently may be held by them, none of our directors or executive officers has any substantial interest resulting from the Capital Increase Amendment or the adoption of the Amended Series B Certificate that is not shared by all other stockholders on a pro rata basis, and in accordance with their respective interests.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock and Series B Preferred held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, one Information Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, and requests that in the future separate communications be sent to stockholders who share an address, should be directed to Trans-Lux Corporation, 135 East 57th Street, 14th Floor, New York, New York 10022, Attn: Corporate Secretary, or by calling telephone number (800) 243-5544.

OTHER MATTERS

The Board of Directors knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s Common Stock and/or Series B Preferred.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  You may also request a copy of these filings at no cost, in the investor relations section of our website at https://www.trans-lux.com, or by writing or telephoning us at the following address: Trans-Lux Corporation, 135 East 57th Street, 14th Floor, New York, NY 10022.  Our telephone number is: (800) 243-5544.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to our stockholders only for information purposes in connection with the Capital Increase Amendment and the Amended Series B Certificate, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

EXHIBIT INDEX

Appendix A : Form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation

Appendix B : Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock

Dated: January 7, 2019

By Order of the Board of Directors,

/s/ Todd Dupee
Todd Dupee
Chief Accounting Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-LUX CORPORATION

Trans-Lux Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”) and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Time”) the authorized Common Stock and Preferred Stock of the Corporation shall be increased as described in this Amendment.

THIRD: To accomplish the foregoing Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, the first paragraph of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

“FOURTH: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 32,500,000, consisting of 30,000,000 shares of the Corporation’s Common Stock (the “Common Stock”) having a par value of $0.001 per share and 2,500,000 shares of the Corporation’s Preferred Stock (the “Preferred Stock”) having a par value of $0.001 per share.”

FOURTH: That, pursuant to a written consent of holders of a majority of the Corporation’s outstanding Common Stock and Preferred Stock, the necessary number of shares as required by applicable law were voted in favor of this Amendment.

FIFTH: That this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: The foregoing Amendment shall be effective as of [time] Eastern Time on January [__], 2019.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed on this [__] day of January 2019.

TRANS-LUX CORPORATION

By:
Name: Alberto Shaio
Title: President and Chief Executive Officer

A-2

APPENDIX B

TRANS-LUX CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

TRANS-LUX CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY THAT:

WHEREAS, in accordance with the provisions of Section 242 of the DGCL and pursuant to the authority under Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board of Directors of the Corporation is authorized to issue from time to time shares of the Corporation’s preferred stock (“Preferred Stock”) in one or more series;

WHEREAS, the Board of Directors previously adopted a resolution authorizing the creation and issuance of a series of said Preferred Stock designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the Certificate of Designation for the Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on October 13, 2015;

WHEREAS, on November 18, 2018, the Board of Directors approved and adopted the following resolution with respect to the Certificate of Designations of the Series B Preferred Stock for the purpose of amending and restating the terms of the Series B Preferred Stock, subject to approval of the Requisite Series B Holders and the Requisite Common Holders (each as defined below);

WHEREAS, on December 12, 2018, the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (the “Requisite Series B Holders”), voting separately as a class, approved the following resolution to amend and restate the Certificate of Designations for the Series B Preferred Stock, subject to approval of the Requisite Common Holders; and

WHEREAS, on December 12, 2018, the holders of a majority of the shares of the Corporation’s common stock then outstanding (the “Requisite Common Holders”), voting separately as a class, approved the following resolution to amend and restate the Certificate of Designations for the Series B Preferred Stock, subject to approval of the Requisite Series B Holders.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly vested in the Board of Directors and in accordance with the provisions of the Certificate of Incorporation and the DGCL, the Certificate of Designations for the Series B Preferred Stock shall be amended and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

Section 1.                      Designation and Amount.  The series of Preferred Stock shall be designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”), and, unless and until increased or decreased by the Board pursuant to the Delaware General Corporation Law, the number of shares so designated shall be 51,000.

Section 2.                      Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, Sunday, day which is a federal legal holiday in the United States or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Corporation’s shares of common stock, par value $0.001 per share, and shares of any other class of securities into which such shares may hereafter be reclassified or changed.

“Conversion Date” means any of a Mandatory Conversion Date or an Optional Conversion Date.

“Conversion Price” means $2.00, subject to adjustment as provided herein.

“Current Market Price” means, with respect to any particular security on any date of determination, the volume-weighted average trading price of such security for the thirty (30)-day period ending on the Trading Day immediately preceding the date of such determination, as reported for consolidated transactions on the Trading Market. If such security is not listed or traded in a manner that the trading prices referred to above are available for the period required hereunder, the Current Market Price for such security shall be deemed to be the fair value as determined in good faith by the Board.

“Fundamental Transaction” has the meaning set forth in Section 6(g)(ii).

“Holder” means a holder of record of Series B Preferred.

“Initial Issue Date” shall mean the date that shares of Series B Preferred are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other securities of the Corporation ranking by its terms junior to the Series B Preferred as to payment of dividends or as to distribution of assets upon Liquidation.

“Liquidation” means any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.  “Liquidation” shall not include any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation, any sale or transfer of assets of the Corporation or any exchange of securities of the Corporation.

“Mandatory Conversion Date” and “Mandatory Conversion Notice” have the meanings set forth in Section 6(b).

“Mandatory Conversion Threshold” means $15.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.

“Optional Conversion Date” and “Optional Conversion Notice” have the meanings set forth in Section 6(a).

“Parity Stock” means any capital stock of the Corporation ranking by its terms on a parity with the Series B Preferred.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Senior Stock” means any capital stock of the Corporation ranking by its terms senior to the Series B Preferred as to payment of dividends or as to distribution of assets upon Liquidation, as applicable.

“Stated Value” means $200.00, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred.

“Trading Day” means a day on which the Trading Market is open for business.

“Trading Market” means the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the principal inter-dealer quotation system on which the Common Stock is quoted.

Section 3.                      Dividends.

(a)                 (i)            Holders shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for such purpose, dividends at the rate of 6.0% of the Stated Value per annum on each share of Series B Preferred, and no more.  Such dividends shall be cumulative, shall accrue without interest from the date of issuance of the respective share of Series B Preferred, and shall be payable at the election of the Corporation in (A) cash, (B) shares of Common Stock or (C) any combination of cash and shares of Common Stock.

(ii)                 Such dividends shall be payable semi-annually in arrears, on the fifteenth (15th) day of each April and October following the Initial Issue Date (provided, that if any such date is not a Business Day, such dividend shall be payable without interest on the next Business Day), to Holders as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board.  Upon conversion of any share of Series B Preferred pursuant to Section 6 hereof, the Holder thereof shall also be entitled to receive an amount equal to all accrued and unpaid dividends on such share.  Dividends payable with respect to any period that is less than two quarters in length will be computed on the basis of a ninety (90)-day quarterly period and actual days elapsed in such quarters.

(iii)                When the Corporation elects to pay all or any portion of a dividend by issuing shares of Common Stock, the number of shares so issuable shall be determined by dividing the amount of the dividend or portion thereof so payable by the Current Market Price determined as of the applicable declaration date.

(iv)               When the Corporation elects to pay all or any portion of a dividend by issuing shares of Common Stock, (A) all Holders entitled thereto shall receive equivalent pro rata proportions of any cash and/or shares of Common Stock, (B) such shares shall be deemed to be issued and outstanding and fully paid and nonassessable from and after the respective dividend payment date, and (C) no fractional shares of Common Stock shall be issued, and the Corporation shall pay cash in respect of any fraction of a share of Common Stock that would otherwise be issuable in payment of such dividend or portion thereof. In no event shall any election by the Corporation to pay dividends on the Series B Preferred, in whole or in part, in cash and/or in shares of Common Stock preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series B Preferred on any subsequent dividend payment date.

(v)                 In the event that funds legally available for payment of dividends are insufficient to permit payment in full to all Holders of the full amounts to which they are then entitled, the entire amount legally available for payment of dividends shall be distributed ratably among all Holders in proportion to the full amounts to which they would otherwise respectively be entitled.

(b)                 No dividends or other distributions in respect of shares of Junior Stock, other than dividends payable solely in Common Stock with respect to which an adjustment to the Conversion Price is made pursuant to Section 6(g)(i), shall be paid or set apart for payment on, and (except to the extent provided in this subsection) no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Stock unless and until:

(i)                   all accrued and unpaid dividends on the Series B Preferred, including the full dividend for the then-current semi-annual dividend period, shall have been paid or declared and set apart for payment, and

(ii)                 a dividend shall have been paid in respect of each share of then outstanding Series B Preferred equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred, in each case calculated on the applicable record date for determination of holders entitled to receive such dividend, or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, the amount determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization  with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred pursuant to this Section 3(b) shall be calculated based solely upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred dividend;

provided that, without regard to the foregoing, the Corporation may, if approved by the Board or a committee thereof, redeem, purchase or otherwise reacquire directly or indirectly shares of Junior Stock or rights or options to acquire Junior Stock from officers, directors or employees of the Corporation or any of its subsidiaries (x) in connection with termination of service as such and/or (y) in order to pay withholding taxes due upon the vesting or exercise of equity compensation grants.

(c)                 If at any time any senior dividend on any shares of Senior Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Preferred unless and until all accrued and unpaid dividends with respect to the Senior Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest.

(d)                 No full dividends shall be paid or declared and set apart for payment on any shares of Parity Stock for any period unless full accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Series B Preferred for all dividend periods terminating on or before the date of payment of such dividends.  No full dividends shall be paid or declared and set apart for payment on the Series B Preferred for any period unless full accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Stock for all dividend periods terminating on or before the date of payment of such dividends.  When dividends are not paid in full upon the Series B Preferred and any Parity Stock, all dividends paid or declared and set apart for payment upon shares of Series B Preferred and Parity Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred and the Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred and Parity Dividend Stock bear to each other.

Section 4.                      Voting Rights.  Except as otherwise expressly required by law, each Holder shall be entitled to vote on all matters submitted to holders of record of Common Stock and shall be entitled to 100 votes for each share of Series B Preferred owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the Holders shall vote together with the holders of record of Common Stock on all matters and shall not vote as a separate class.  These voting rights shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred or the Common Stock.

Section 5.                      Liquidation.

(a)                 Upon any Liquidation, after the satisfaction in full of the debts of the Corporation and the payment of any senior liquidation preference owed to the holders of shares of Senior Stock, the Holders shall be entitled to receive out of the assets of the Corporation an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to the Holders, whether or not declared, without interest, plus a sum in cash or property at its fair market value as determined by the Board equal to the greater of (a) the Stated Value per share and (b) such amount per share as would have been payable had all shares of Series B Preferred been converted into Common Stock pursuant to Section 6 immediately before such Liquidation, and no more, before any payment shall be made or any assets distributed to the holders of Junior Stock.

(b)                 If, upon any Liquidation, the assets of the Corporation shall be insufficient to permit the payment in full of the amounts required by Section 5(a) and any amounts then payable to holders of Parity Stock, the assets of the Corporation shall be ratably distributed among the Holders of Series B Preferred and the holders of Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all such amounts were paid in full.

(c)                 The Corporation shall mail to each Holder written notice of any Liquidation not less than 20 days before the payment date stated therein.

Section 6.                      Conversion.

(a)                 (i)            Each Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert all or any portion of its shares of Series B Preferred into that number of fully paid and nonassessable shares of Common Stock determined by dividing the Stated Value by the Conversion Price.

(ii)                 A Holder shall exercise its right of conversion by delivering a duly signed and completed conversion notice in the form provided by the Corporation (an “Optional Conversion Notice”) accompanied by the certificate representing each share of Series B Preferred to be converted or, if not represented by a certificate, by an electronic book-entry transfer of such share for receipt by the transfer agent for the Series B Preferred at the address set forth on the form of Optional Conversion Notice or as the Corporation shall otherwise have specified in a written notice to the Holders. The “Optional Conversion Date” will be the date on which the duly signed and completed Optional Conversion Notice and share(s) have been so received; provided that if such date is not a Business Day, the Optional Conversion Date will be the next Business Day.  As promptly as practicable on or after the Optional Conversion Date, but in no event later than the third Trading Day thereafter, the Corporation shall issue and deliver to the Holder (i) at the Holder’s request, either a certificate or certificates or an electronic book-entry transfer to the account specified by the Holder in the Optional Conversion Notice for the number of full shares of Common Stock issuable upon such conversion, together with payment in cash in lieu of any fraction of a share as provided in Section 6(c) and (ii) if less than the full number of shares of Series B Preferred evidenced by the surrendered certificate or certificates (if any) are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Any such newly issued certificate shall be delivered to the Holder by tendering such certificate to an overnight courier service no later than such third (3rd) Trading Day.

(b)                 (i)            The Corporation may, in its sole discretion, elect that all, but not less than all, the outstanding shares of Series B Preferred shall be automatically converted into that number of fully paid and nonassessable shares of Common Stock determined by dividing the Stated Value by the Conversion Price at any time on or after the earlier of (A) such date after the first (1st) anniversary of the Initial Issue Date that the closing price of the Common Stock as reported on the Trading Market has been greater than or equal to the Mandatory Conversion Threshold for thirty (30) consecutive Trading Days and (B) the third (3rd) anniversary of the Initial Issue Date. The date and time specified by the Corporation for such automatic conversion is referred to herein as the “Mandatory Conversion Date.”

(ii)                 The Corporation shall send written notice of the mandatory conversion (the “Mandatory Conversion Notice”) to each Holder not less than thirty (30) days before the Mandatory Conversion Date.  Each Mandatory Conversion Notice shall state (A) that all shares of Series B Preferred are subject to such mandatory conversion, (B) the Mandatory Conversion Date and the Conversion Price, and (C) that the Holder is to surrender to the Corporation, in the manner and at the place designated, its shares of Series B Preferred to be converted.  Upon receipt of a Mandatory Conversion Notice, each Holder shall surrender all such shares of Series B Preferred (or, if any certificate therefor has been lost, stolen or destroyed, comply with Section 7(c)) to the Corporation in the manner and at the place designated in such notice.

(iii)                As promptly as practicable after the later of (A) the Mandatory Conversion Date and (B) a Holder’s surrender of its shares of Series B Preferred (or lost certificate affidavit and agreement), but in no event later than the third (3rd) Trading Day thereafter, the Corporation shall issue and deliver to the Holder at the Holder’s request, either a certificate or certificates or an electronic book-entry transfer to the account specified by the Holder for the number of full shares of Common Stock issuable upon such conversion, together with payment in cash, determined as provided in Section 6(c), in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)                 The Corporation will not issue any fractional share of Common Stock upon conversion of Series B Preferred but shall instead deliver to the applicable Holder a check for an amount equal to the applicable fraction of a share multiplied by the Current Market Price of the Common Stock calculated as of the close of business on the applicable Conversion Date, rounded to the nearest cent.

(d)                 In the event a transfer is involved in the issue or delivery of the shares of Common Stock in a name other than that of the converting Holder, such Holder will be required to pay any tax or duty that may be payable in respect of such transfer and any certificate surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or by its attorney duly authorized in writing.  Shares of Common Stock will not be issued unless all taxes and duties, if any, payable by the Holder have been paid.

(e)                 All rights with respect to any share of Series B Preferred converted pursuant to this Section 6, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the applicable Conversion Date (notwithstanding any failure of the Holder thereof to surrender the applicable shares at or before such time), except for the rights of the Holders thereof, upon surrender of such shares (or compliance with Section 7(c)), to receive the shares of Common Stock, any payment in lieu of a fractional share, and payment of accrued but unpaid dividends pursuant to Section 3(a)(ii) with respect to the share of Series B Preferred being converted.  All shares of Series B Preferred converted pursuant to this Section 6 shall be automatically retired and restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued as shares of any series of Preferred Stock.

(f)                  The Corporation shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury a sufficient number of shares of Common Stock to permit the conversion of all outstanding shares of Series B Preferred in full as of the next succeeding dividend payment date assuming that such conversion takes place at the Conversion Price then in effect.  The Corporation shall take all commercially reasonable steps to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Preferred, provided, however, that the Corporation shall not be required to file a registration statement with respect to such securities.

(g)                 (i)            The Conversion Price shall be subject to adjustment as follows.  If the Corporation shall (A) pay a dividend or make a distribution on any class or series of its capital stock in shares of its Common Stock (other than a dividend or distribution on shares of Series B Preferred provided for by this Certificate of Designations), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately before such action shall be adjusted as provided below so that each Holder of shares of Series B Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive immediately after such action had such shares of Series B Preferred been converted immediately before such action. The Conversion Price as adjusted shall be determined by multiplying the Conversion Price at which the shares of Series B Preferred were theretofore convertible by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such action and the denominator shall be the number of shares of Common Stock outstanding immediately after such action.  Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination.

(ii)                 In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or other property (each, a “Fundamental Transaction”), lawful provision shall be made as part of the terms of such transaction whereby each Holder shall have the right thereafter, during the period such Holder’s shares of Series B Preferred are convertible, to convert its shares of Series B Preferred only into the kind and amount of securities, cash and other property receivable upon the Fundamental Transaction by a holder of the number of shares of Common Stock into which such Holder’s shares of Series B Preferred would have been convertible immediately before the Fundamental Transaction. If in connection with any such transaction, each holder of shares of Common Stock is entitled to elect to receive securities, cash or other property upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Preferred the right to elect the securities, cash or other property into which the Series B Preferred held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation or the Person formed by the consolidation, resulting from the merger or acquiring such assets or the Corporation’s shares, as the case may be, shall make provisions in its certificate of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction.  The certificate of incorporation or other constituent document shall provide for adjustments, which, for events following the effective date of the certificate of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6(g).  The provisions of this Section 6(g)(ii) shall similarly apply to successive Fundamental Transactions.

(iii)                All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.  However, no adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one percent (1.00%) in the Conversion Price then in effect; provided, that any adjustments that by reason of this Section 6(g)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(iv)               Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly send to each Holder a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and a brief statement of the facts requiring such adjustment and a computation thereof.  The certificate shall be conclusive evidence of the correctness of the adjustment.

Section 7.                      Miscellaneous.

(a)                 Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series B Preferred shall not have any voting powers, preferences, relative, participating, optional or other special rights or qualifications, limitations or restrictions other than those specifically set forth in this Certificate of Designations and in the Charter.  Without limiting the generality of the foregoing, the Series B Preferred shall not be redeemable or (except as contemplated by Section 6) exchangeable for other capital stock or indebtedness of the Corporation or other property upon the request of Holders thereof or the Corporation, shall not be subject to any mandatory redemption or the operation of a purchase, retirement or sinking fund, and shall not have any stated maturity date.

(b)                 Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder (other than any Optional Conversion Notice or Mandatory Conversion Notice, which shall be sent to the Corporation’s transfer agent) shall be in writing and delivered personally or by facsimile, or sent by a recognized overnight courier service, addressed to the Corporation, at:

135 East 57th Street, 14th Floor
New York, NY 10022
Attention: Corporate Secretary
Facsimile: (800) 243-5544

or to such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance herewith.  Any and all notices or other communications or deliveries to be provided by or on behalf of the Corporation hereunder shall be in writing and delivered personally or by facsimile, or sent by a recognized overnight courier service, addressed to the respective Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder as set forth in the Corporation’s records.  Except as otherwise provided in this Certificate of Designations, any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in or pursuant to this Section 7(b) before 5:00 p.m. Eastern time on any Trading Day or, otherwise, on the next Trading Day or (ii) upon actual receipt by the party to whom such notice is required to be given.

(c)                 Lost or Mutilated Certificate.  If a Holder’s certificate representing shares of Series B Preferred shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Corporation and, if such certificate was lost, stolen or destroyed, upon receipt from the Holder of a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation with respect to such shares, and a customary bond.

(d)                 Severability.  If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the remaining provisions shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e)                 Headings.  The headings contained herein are for convenience only and shall not be deemed to limit or affect the interpretation of any of the provisions hereof.

*    *    *

RESOLVED, FURTHER, that the Chairman, the President or any Vice-President, and the Secretary or any Assistant Secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designations in accordance with the foregoing resolution and the provisions of Delaware law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designations to be duly executed and acknowledged by the undersigned officer of the Corporation as of this [__]th day of January, 2019.

TRANS-LUX CORPORATION

By:
Name: Alberto Shaio
Title: President and Chief Executive Officer